Exhibit 99.1

FOR IMMEDIATE RELEASE		November 17, 2009
Media Contacts:	Jim McDonald,	602.250.3704 or 602.321.3738	Page 1 of 1
	Alan Bunnell,	602.250.3376
Analyst Contact:	Rebecca Hickman,	602.250.5668
Website:	www.aps.com
ALJ RECOMMENDS APPROVAL OF APS REGULATORY SETTLEMENT
PHOENIX — On November 17, 2009, the administrative law judge (ALJ) in Arizona Public Service Co.’s (APS) general retail rate case pending before the Arizona Corporation Commission (ACC) issued a recommended order in the proceeding. The order recommends ACC approval of the regulatory settlement agreement proposed by APS and other parties to the rate case.
Parties to the proceeding may file objections and suggested changes to the recommended order on or before November 27, 2009. The ACC will consider the recommended order and any suggested changes during an open meeting, which is tentatively scheduled for December 7, 2009.
APS, Arizona’s largest and longest-serving electric utility, serves more than 1 million customers in 11 of the state’s 15 counties. APS, with headquarters in Phoenix, is the largest subsidiary of Pinnacle West Capital Corporation (NYSE: PNW).